UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 3, 2017

Griffin-American Healthcare REIT III, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-55434	46-1749436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18191 Von Karman Avenue, Suite 300 Irvine, California		92612
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (949) 270-9200
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information reported in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

TERM LOAN FACILITY INCREASE

As previously reported in our Current Report on Form 8-K filed on February 9, 2016, we, our operating partnership, and certain of our subsidiaries, or the subsidiary guarantors, entered into a credit agreement, or the Credit Agreement, on February 3, 2016 with Bank of America, N.A., or Bank of America, as Administrative Agent, a Swing Line Lender and a L/C Issuer; Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Lead Arranger and Sole Bookrunner; KeyBank, National Association, or KeyBank, as Syndication Agent, a Swing Line Lender and a L/C Issuer; KeyBanc Capital Markets, as Joint Lead Arranger; Citizens Bank, National Association, as Joint Lead Arranger; and the lenders named therein, to obtain a revolving line of credit with an aggregate maximum principal amount of $300,000,000, or the Revolving Credit Facility, and a term loan credit facility in the amount of $200,000,000, or the Term Loan Facility, and together with the Revolving Credit Facility, the Credit Facilities. Pursuant to the terms of the Credit Agreement, the maximum principal amount of the Credit Facilities could be increased by up to $500,000,000, for a total principal amount of $1,000,000,000, subject to (a) the terms of the Credit Agreement and (b) such additional financing being offered and provided by existing lenders or new lenders under the Credit Agreement.

On August 3, 2017, we entered into a First Amendment, Waiver and Commitment Increase Agreement, or the Amendment, with Bank of America, as Administrative Agent, a Swing Line Lender and a L/C Issuer; KeyBank, as a Swing Line Lender and a L/C Issuer; the subsidiary guarantors and the lenders named therein. The material terms of the Amendment provide for: (i) an increase in the Term Loan Facility in an amount equal to $50,000,000; (ii) the establishment of an additional capitalization rate of 8.75% for any Real Property Asset, as defined in the Credit Agreement, with mixed uses consisting of both assisted living and independent living properties and skilled nursing facilities, but specifically excluding medical office buildings and life science buildings; (iii) a revision to the definition of Term Loan Commitment, as defined in the Credit Agreement, to reflect the increase in the Term Loan Facility and specify that the aggregate principal amount of the Term Loan Commitments of all of the Term Loan Lenders, as defined in the Credit Agreement, as in effect on the effective date of the Amendment is $250,000,000; (iv) an agreement by each Term Loan Lender severally, but not jointly, to fund its pro rata share of the Initial Term Loan, as defined in the Amendment, and Incremental Term Loan, as defined in the Amendment, subject to the terms and conditions set forth in the Amendment; (v) the obligation of the Credit Parties, as defined in the Credit Agreement, to cause the Consolidated Secured Leverage Ratio, as defined in the Credit Agreement, as of the end of any fiscal quarter, to be equal to or less than 40%; (vi) the Lenders’ waiver of the notice requirement regarding the change in and name and form of organization of certain subsidiary guarantors, as set forth in the Amendment; and (vii) the addition of Bank of the West, or New Lender, as a party to the Credit Agreement and a Term Loan Lender and Lender, as defined in the Credit Agreement, and New Lender’s agreement to be bound by all terms, provisions and conditions applicable to Lenders contained in the Credit Agreement.

Our aggregate borrowing capacity under the Revolving Credit Facility was $300,000,000 as of August 3, 2017. There were $216,000,000 in borrowings outstanding and $84,000,000 remained available under the Revolving Credit Facility as of August 3, 2017. Our aggregate borrowing capacity under the Term Loan Facility was $250,000,000 as of August 3, 2017, after giving effect to the Amendment. There were $250,000,000 in borrowings outstanding and $0 remained available under the Term Loan Facility as of August 3, 2017.

The material terms of the Amendment are qualified in their entirety by the agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. Except as modified by the Amendment, the material terms of the Credit Agreement remain in full force and effect.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1
First Amendment, Waiver and Commitment Increase Agreement by and among Griffin-American Healthcare REIT III Holdings, LP, Griffin-American Healthcare REIT III, Inc., Subsidiary Guarantors, Existing Lenders, New Lender, Bank of America, N.A. and KeyBank, National Association, dated August 3, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin-American Healthcare REIT III, Inc.

August 9, 2017	By:/s/ Jeffrey T. Hanson
Name: Jeffrey T. Hanson
Title: Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10.1
First Amendment, Waiver and Commitment Increase Agreement by and among Griffin-American Healthcare REIT III Holdings, LP, Griffin-American Healthcare REIT III, Inc., Subsidiary Guarantors, Existing Lenders, New Lender, Bank of America, N.A. and KeyBank, National Association, dated August 3, 2017